EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended March 31, 2009 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., general partner

By:	/s/ Gregory T. Donovan

Gregory T. Donovan
Chief Financial Officer
May 15, 2009

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